UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RMR Real Estate Income Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FOR IMMEDIATE RELEASE

Contact:
Joselyn Fine, Analyst, Investor Relations
(617) 796-8253
www.rmrfunds.com

RMR Real Estate Income Fund Special Meeting of Shareholders to Continue to July 25, 2018

Newton, MA (July 11, 2018):  RMR Real Estate Income Fund (NYSE American: RIF) today announced that its Special Meeting of Shareholders was adjourned and will be continued on July 25, 2018 at 9:30 a.m., Eastern time.  The record date of the Meeting remains May 23, 2018.  Proxies properly submitted between July 11, 2018 and the closing of the polls at the Meeting, together with all proxies and ballots previously submitted on or before July 11, 2018, will be presented at the Meeting unless properly revoked.

RIF is a closed end investment company advised by RMR Advisors LLC.  RMR Advisors LLC is a member of The RMR Group (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

(end)